Exhibit 10.3

DATED	25 October	2022

BY AND AMONG

CHUN YIP YIU (姚俊業)

HAU LIM CHUNG (鍾孝廉)

REITAR LOGTECH ENGINEERING LIMITED

AND

KAMUI GROUP DEVELOPMENT LIMITED 淦鎧集團發展有限公司

FRAMEWORK AGREEMENT

Suites 1902-09, 19th Floor

Edinburgh Tower, The Landmark

15 Queen’s Road Central

Hong Kong

 +852.3551.8500

 +852.3006.4346

THIS AGREEMENT is made on 25 October 2022 by and between:

(1)	CHUN YIP YIU (姚俊業) of House 10, Ping Shan Garden, Ping Shan Lane, Tong Yan San Tsuen, Yuen Long, N.T., Hong Kong (“Mr Yiu”);

(2)	HAU LIM CHUNG (鍾孝廉) of Flat F, 23/F, Block 7, Double Cove Grandview, 8 Wu Kai Sha Road, Double Cove Phase 4, Ma On Shan, N.T., Hong Kong (“Mr. Chung”);

(3)	REITAR LOGTECH ENGINEERING LIMITED (Company Number: 2107574), a company incorporated and existing under the laws of the British Virgin Islands and having its registered office at Ritter House, Wickhams Cay II, PO Box 3170, Road Toad, Tortola VG1110, British Virgin Islands (the “Company”); and

(4)	KAMUI GROUP DEVELOPMENT LIMITED 淦鎧集團發展有限公司 (Company Number: 2376701), a company incorporated and existing under the laws of Hong Kong and having its registered office at Unit 1010-1012, 10/F., New Commerce Centre, 19 On Sum Street, Shatin, N.T., Hong Kong (“KGDL”)

(collectively, the “Parties” and each, a “Party”)

RECITALS:

(I)	As of the date hereof, the Company holds the entire issued share capital of Kamui Development Group Limited 淦鎧發展集團有限公司 (“Kamui HK”), a company incorporated in Hong Kong.

(II)	As at the date hereof, each of Mr. Yiu and Mr. Chung legally and beneficially owns 50% of the entire issued share capital of First Business Limited (“First Business”), a company incorporated in the Republic of Seychelles. First Business in turn legally and beneficially owns the entire issued share capital of KGDL.

(III)	As at the date hereof, KGDL legally and beneficially owns the entire issued share capital of each of Kamui Cold Chain, Kamui Construction, and Kamui Logistics (the “Kamui Shares”).

(IV)	Each of Mr. Yiu and Mr. Chung, through BVI-A and BVI-B, respectively, as intermediate holding companies, is the ultimate beneficial owner of 50% of the issued share capital of the Company.

(V)	As part of a corporate reorganisation exercise, the Parties have agreed to procure and effect the transfer of the Kamui Shares from KGDL to Kamui HK.

NOW THEREFORE, in consideration of the foregoing Recitals, the mutual promises hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

“BVI-A’	has the meaning ascribed to it in Clause 3 below

“BVI-B”	has the meaning ascribed to it in Clause 3 below

“Completion”	completion of the transactions contemplated under this Agreement as provided in Clause 4 below

“Completion Date”	the date on which this Agreement and the relevant instruments of transfer and contract notes in relation to the Kamui Shares are duly stamped by the Hong Kong Stamp Duty Office or such later date as shall be agreed among the Parties hereto in writing

“Consideration Shares”	ordinary shares of the Company of US$1.00 par value each to be allotted and issued to BVI-A and BVI-B in consideration of KGDL transferring the Kamui Shares to Kamui HK

“Encumbrances”	any mortgage, assignment of receivables, debenture, lien, charge, pledge, security interest, title retention, right to acquire, options, restriction on transfer and any other encumbrance or condition whatsoever and any other arrangement having substantially the same or similar economic effect over or in respect of the relevant asset, security or right of the use thereof

“First Business”	has the meaning ascribed to it in Recital (II)

“Hong Kong”	Hong Kong Special Administrative Region of the People’s Republic of China

“Insolvency Proceedings”	proceedings under, or actions taken in connection with, any applicable insolvency, reorganisation or similar laws in any jurisdiction, including but not limited to petitions presented or meetings convened for winding up or actions taken in relation to the appointment of an administrator, liquidator, receiver, administrative receiver, special manager or any provisional liquidator (or their equivalent(s) in any jurisdiction)

“Kamui Cold Chain”	Kamui Cold Chain Engineering & Service Limited 淦鎧冷鏈工程服務有限公司, a company incorporated in Hong Kong which is wholly owned by KGDL

“Kamui Construction”	Kamui Construction & Engineering Group Limited 淦鎧工程集團有限公司, a company incorporated in Hong Kong which is wholly owned by KGDL

“Kamui HK”	has the meaning ascribed to it in Recital (I)

“Kamui Logistics”	Kamui Logistics Automation System Limited 淦鎧物流自動化系統有限公司, a company incorporated in Hong Kong which is wholly owned by KGDL

“Kamui Shares”	has the meaning ascribed to it in Recital (III)

“New Share Certificates”	share certificates issued to Kamui HK with respect to the Kamui Shares pursuant to the transfer of the Kamui Shares from KGDL to Kamui HK under this Agreement

“Old Share Certificates”	share certificates previously issued to KGDL with respect to the Kamui Shares

2.	TRANSFER OF THE KAMUI SHARES

On and subject to the terms and conditions of this Agreement, Mr. Yiu and Mr. Chung shall procure KGDL (being a company ultimately controlled by Mr. Yiu and Mr. Chung) to transfer and KGDL shall transfer the Kamui Shares to Kamui HK, free from any Encumbrances and together with all rights, benefits and entitlements now and hereafter attaching thereto as at the Completion Date and thereafter.

3.	CONSIDERATION

3.1	In consideration for Mr. Yiu procuring KGDL to transfer and KGDL transferring the Kamui Shares to Kamui HK, the Company agrees to allot and issue one hundred (100) Consideration Shares, free from any Encumbrances and together with all rights, benefits and entitlements now and hereafter attaching thereto as at the Completion Date and thereafter, to Smart Wealthy Investment Limited (“BVI-A”), a company incorporated in the British Virgin Islands which is wholly-owned and the allotee of the Consideration Shares designated by Mr. Yiu.

3.2	In consideration for Mr. Chung procuring KGDL to transfer and KGDL transferring the Kamui Shares to Kamui HK, the Company agrees to allot and issue one hundred (100) Consideration Shares, free from any Encumbrances and together with all rights, benefits and entitlements now and hereafter attaching thereto as at the Completion Date and thereafter, to Integrated Intelligence Investment Limited (“BVI-B”), a company incorporated in the British Virgin Islands which is wholly owned and the allotee of the Consideration Shares designated by Mr. Chung.

4.	COMPLETION

4.1	Unless otherwise agreed, Completion shall take place on the Completion Date.

4.2	At Completion:

(a)	Mr. Yiu, Mr. Chung, and KGDL shall deliver to the Company:

(i)	a copy of the resolutions of the sole director of KGDL approving the execution and performance of this Agreement;

(ii)	a copy of the resolutions of the sole shareholder of KGDL approving the execution and performance of this Agreement;

(iii)	a duly executed instrument of transfer and contract note by KGDL with respect to one hundred (100) ordinary shares of Kamui Cold Chain in favour of Kamui HK;

(iv)	a duly executed instrument of transfer and contract note by KGDL with respect to one (1) ordinary share of Kamui Construction in favour of Kamui HK;

(v)	a duly executed instrument of transfer and contract note by KGDL with respect to ten thousand (10,000) ordinary shares of Kamui Logistics in favour of Kamui HK;

(vi)	a copy of the resolutions of the board of directors of Kamui Cold Chain approving:

(1)	the entry of the name of Kamui HK into the register of members of Kamui Cold Chain;

(2)	the cancellation of share certificate(s) previously issued to KGDL with respect to one hundred (100) ordinary shares of Kamui Cold Chain; and

(3)	the issuance of new share certificate(s) to Kamui HK with respect to one hundred (100) ordinary shares of Kamui Cold Chain.

(vii)	a copy of the resolutions of the board of directors of Kamui Construction approving:

(1)	the entry of the name of Kamui HK into the register of members of Kamui Construction;

(2)	the cancellation of share certificate(s) previously issued to KGDL with respect to one (1) ordinary share of Kamui Construction; and

(3)	the issuance of new share certificate(s) to Kamui HK with respect to one (1) ordinary share of Kamui Construction.

(viii)	a copy of the resolutions of the board of directors of Kamui Logistics approving:

(1)	the entry of the name of Kamui HK into the register of members of Kamui Logistics;

(2)	the cancellation of share certificate(s) previously issued to KGDL with respect to ten thousand (10,000) ordinary shares of Kamui Logistics; and

(3)	the issuance of share certificate(s) to Kamui HK with respect to ten thousand (10,000) ordinary shares of Kamui Logistics.

(ix)	original copies of the Old Share Certificates duly cancelled by Kamui Cold Chain, Kamui Construction and Kamui Logistics, as appropriate;

(x)	original copies of the New Share Certificates duly issued by Kamui Cold Chain, Kamui Construction and Kamui Logistics, as appropriate;

(xi)	an application letter for one hundred (100) Consideration Shares from BVI-A to the Company; and

(xii)	an application letter for one hundred (100) Consideration Shares from BVI-B to the Company;

(b)	the Company shall deliver to Mr. Yiu:

(i)	a copy of the board resolutions of the Company approving:

(1)	the execution and performance of this Agreement;

(2)	the allotment and issue of one hundred (100) Consideration Shares to BVI-A;

(3)	the issuance of share certificates representing the one hundred (100) Consideration Shares issued by the Company to BVI-A; and

(4)	the entry of the name of BVI-A into the register of members of the Company.

(ii)	original copies of share certificates representing the Consideration Shares issued by the Company to BVI-A;

(c)	the Company shall deliver to Mr. Chung:

(i)	a copy of the board resolutions of the Company approving:

(1)	the execution and performance of this Agreement;

(2)	the allotment and issue of one hundred (100) Consideration Shares to BVI-B;

(3)	the issuance of share certificates representing the one hundred (100) Consideration Shares issued by the Company to BVI-B; and

(4)	the entry of the name of BVI-B into the register of members of the Company.

(ii)	original copies of share certificates representing the Consideration Shares issued by the Company to BVI-B.

5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1	Mr. Yiu hereby represents and warrants to each other Party:

(a)	Mr. Yiu has full power, authority and capacity to enter into this Agreement and to perform his obligations hereunder, and this Agreement will constitute valid and legally binding obligations on him;

(b)	the execution, delivery and performance of this Agreement by Mr. Yiu will not:

(i)	result in any breach of any agreement or arrangement to which he is a party or by which he is bound; and

(ii)	result in a breach of any order, judgment or decree of, or undertaking to, any court, government or statutory authority, agency or regulatory body or its equivalent (including, without limitation, any relevant stock exchange or securities commission) to which he is bound.

(c)	the execution, delivery and performance of this Agreement by Mr. Yiu does not require any material action, or consent or approval by, or any material filing with, any governmental body;

(d)	Mr. Yiu is, and will be on the Completion Date, the legal and beneficial owner of 50% of the issued share capital of First Business;

(e)	First Business is, and will be on the Completion Date, the legal and beneficial owner of the entire issued share capital of KGDL;

(f)	KGDL is, and will be on the Completion Date, the legal and beneficial owner of the Kamui Shares entitled to sell and transfer the full legal and beneficial ownership of the Kamui Shares in accordance with the terms of this Agreement, free from any Encumbrances and together with all rights, benefits and entitlements now and hereafter attaching thereto as at the Completion Date and thereafter;

(g)	no person has the right, whether exercisable now or in the future and whether contingent or not, to call for the sale or transfer of the Kamui Shares under any option or other agreement (including conversion rights and rights of pre-emption) and there are no Encumbrances and agreement or commitment to give or create any Encumbrances on the Kamui Shares;

(h)	First Business is duly incorporated and validly existing under the laws of the Republic of Seychelles and has full power, authority, and legal rights to own its assets and carry on its business;

(i)	First Business is not insolvent or bankrupt under the laws of its jurisdiction of incorporation, is not unable to pay its debts as they fall due, and has not proposed or is liable to any arrangement (whether by court process or otherwise) under which its creditors (if any) (or any group of them) would receive less than the amounts due to them, and there are no Insolvency Proceedings in respect of First Business and no events have occurred which would justify such Insolvency Proceedings being commenced;

(j)	First Business is not engaged in any material litigation or arbitration proceedings, whether as plaintiff or defendant, and there are no proceedings, pending or threatened, either by or against First Business, nor are there any circumstances which are likely to give rise to any litigation or arbitration proceedings;

(k)	KGDL is duly incorporated and validly existing under the laws of the Hong Kong and has full power, authority, and legal rights to own its assets and carry on its business;

(l)	KGDL is not insolvent or bankrupt under the laws of its jurisdiction of incorporation, is not unable to pay its debts as they fall due, and has not proposed or is liable to any arrangement (whether by court process or otherwise) under which its creditors (if any) (or any group of them) would receive less than the amounts due to them, and there are no Insolvency Proceedings in respect of KGDL and no events have occurred which would justify such Insolvency Proceedings being commenced; and

(m)	KGDL is not engaged in any material litigation or arbitration proceedings, whether as plaintiff or defendant, and there are no proceedings, pending or threatened, either by or against KGDL, nor are there any circumstances which are likely to give rise to any litigation or arbitration proceedings.

(collectively, “Mr. Yiu’s Warranties”)

5.2	Mr. Chung hereby represents and warrants to each other Party:

(a)	Mr. Chung has full power, authority and capacity to enter into this Agreement and to perform his obligations hereunder, and this Agreement will constitute valid and legally binding obligations on him;

(b)	the execution, delivery and performance of this Agreement by Mr. Chung will not:

(i)	result in any breach of any agreement or arrangement to which he is a party or by which he is bound; and

(ii)	result in a breach of any order, judgment or decree of, or undertaking to, any court, government or statutory authority, agency or regulatory body or its equivalent (including, without limitation, any relevant stock exchange or securities commission) to which he is bound.

(c)	the execution, delivery and performance of this Agreement by Mr. Chung does not require any material action, or consent or approval by, or any material filing with, any governmental body;

(d)	Mr. Chung is, and will be on the Completion Date, the legal and beneficial owner of 50% of the issued share capital of First Business;

(e)	First Business is, and will be on the Completion Date, the legal and beneficial owner of the entire issued share capital of KGDL;

(f)	KGDL is, and will be on the Completion Date, the legal and beneficial owner of the Kamui Shares entitled to sell and transfer the full legal and beneficial ownership of the Kamui Shares in accordance with the terms of this Agreement, free from any Encumbrances and together with all rights, benefits and entitlements now and hereafter attaching thereto as at the Completion Date and thereafter;

(g)	no person has the right, whether exercisable now or in the future and whether contingent or not, to call for the sale or transfer of the Kamui Shares under any option or other agreement (including conversion rights and rights of pre-emption) and there are no Encumbrances and agreement or commitment to give or create any Encumbrances on the Kamui Shares;

(h)	First Business is duly incorporated and validly existing under the laws of the Republic of Seychelles and has full power, authority, and legal rights to own its assets and carry on its business;

(i)	First Business is not insolvent or bankrupt under the laws of its jurisdiction of incorporation, is not unable to pay its debts as they fall due, and has not proposed or is liable to any arrangement (whether by court process or otherwise) under which its creditors (if any) (or any group of them) would receive less than the amounts due to them, and there are no Insolvency Proceedings in respect of First Business and no events have occurred which would justify such Insolvency Proceedings being commenced;

(j)	First Business is not engaged in any material litigation or arbitration proceedings, whether as plaintiff or defendant, and there are no proceedings, pending or threatened, either by or against First Business, nor are there any circumstances which are likely to give rise to any litigation or arbitration proceedings;

(k)	KGDL is duly incorporated and validly existing under the laws of the Hong Kong and has full power, authority, and legal rights to own its assets and carry on its business;

(l)	KGDL is not insolvent or bankrupt under the laws of its jurisdiction of incorporation, is not unable to pay its debts as they fall due, and has not proposed or is liable to any arrangement (whether by court process or otherwise) under which its creditors (if any) (or any group of them) would receive less than the amounts due to them, and there are no Insolvency Proceedings in respect of KGDL and no events have occurred which would justify such Insolvency Proceedings being commenced; and

(m)	KGDL is not engaged in any material litigation or arbitration proceedings, whether as plaintiff or defendant, and there are no proceedings, pending or threatened, either by or against KGDL, nor are there any circumstances which are likely to give rise to any litigation or arbitration proceedings.

(collectively, “Mr. Chung’s Warranties”)

5.3	The Company hereby warrants and represents to each other Party:

(a)	the Company is duly incorporated and validly existing under the laws of the British Virgin Islands and has full power, authority and legal rights to own its assets and carry on its business;

(b)	the Company has full power, authority and capacity to enter into this Agreement and to perform its obligations hereunder, and this Agreement will constitute valid and legally binding obligations on it;

(c)	the execution, delivery and performance of this Agreement by the Company will not:

(i)	result in any breach of any provision of its constitutional documents or of any agreement or arrangement to which it is a party or by which it is bound; or

(ii)	result in a breach of any order, judgment or decree of, or undertaking to, any court, government or statutory authority, agency or regulatory body or its equivalent (including, without limitation, any relevant stock exchange or securities commission) to which it is bound; and

(d)	the execution, delivery and performance of this Agreement by the Company does not require any material action, or consent or approval by, or any material filing with, any governmental body.

(collectively, “the Company’s Warranties”)

5.4	KGDL hereby warrants and represents to each other Party:

(a)	KGDL is duly incorporated and validly existing under the laws of Hong Kong and has full power, authority and legal rights to own its assets and carry on its business;

(b)	KGDL has full power, authority and capacity to enter into this Agreement and to perform its obligations hereunder, and this Agreement will constitute valid and legally binding obligations on it;

(c)	the execution, delivery and performance of this Agreement by KGDL will not:

(i)	result in any breach of any provision of its constitutional documents or of any agreement or arrangement to which it is a party or by which it is bound; or

(ii)	result in a breach of any order, judgment or decree of, or undertaking to, any court, government or statutory authority, agency or regulatory body or its equivalent (including, without limitation, any relevant stock exchange or securities commission) to which it is bound; and

(d)	the execution, delivery and performance of this Agreement by KGDL does not require any material action, or consent or approval by, or any material filing with, any governmental body.

(e)	KGDL is, and will be on the Completion Date, the legal and beneficial owner of the Kamui Shares entitled to sell and transfer the full legal and beneficial ownership of the Kamui Shares in accordance with the terms of this Agreement, free from any Encumbrances and together with all rights, benefits and entitlements now and hereafter attaching thereto as at the Completion Date and thereafter;

(f)	KGDL is not insolvent or bankrupt under the laws of its jurisdiction of incorporation, is not unable to pay its debts as they fall due, and has not proposed or is liable to any arrangement (whether by court process or otherwise) under which its creditors (if any) (or any group of them) would receive less than the amounts due to them, and there are no Insolvency Proceedings in respect of KGDL and no events have occurred which would justify such Insolvency Proceedings being commenced; and

(g)	KGDL is not engaged in any material litigation or arbitration proceedings, whether as plaintiff or defendant, and there are no proceedings, pending or threatened, either by or against KGDL, nor are there any circumstances which are likely to give rise to any litigation or arbitration proceedings.

(collectively, “KGDL’s Warranties”)

5.5	Mr. Yiu’s Warranties, Mr. Chung’s Warranties, the Company’s Warranties, and KGDL’s Warranties are given at the date hereof and shall be deemed to be repeated immediately before and at Completion with reference to the facts and circumstances subsisting at that time.

5.6	Each Party acknowledges and accepts that they have entered into this Agreement in reliance upon Mr. Yiu’s Warranties, Mr. Chung’s Warranties, the Company’s Warranties and/or KGDL’s Warranties (as the case may be).

5.7	Each of Mr. Yiu’s Warranties, Mr. Chung’s Warranties, the Company’s Warranties and KGDL’s Warranties shall be separate and independent, and shall not be limited by reference to any other provision of this Agreement.

6.	NOTICES

All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post addressed to the intended recipient thereof or by electronic mail at its address or electronic mail address set out below (or to such other address or electronic mail address as any Party may notify the other Parties from time to time):

Mr. Yiu

Address:	House 10, Ping Shan Garden, Ping Shan Lane, Tong Yan San Tsuen, Yuen Long, N.T., Hong Kong
Email:	cyyiu@kamui.hk
Attention:	Mr. Chun Yip Yiu

Mr. Chung

Address:	Flat F, 23/F, Block 7, Double Cove Grandview, 8 Wu Kai Sha Road, Double Cove Phase 4, Ma On Shan, N.T., Hong Kong
Email:	philipchung@kamui.hk
Attention:	Mr. Hau Lim Chung

The Company

Address:	c/o Unit 1010-1012, 10/F., New Commerce Centre, 19 On Sum Street, Shatin, N.T., Hong Kong
Email:	cyyiu@kamui.hk & philipchung@kamui.hk
Attention:	Mr. Chun Yip Yiu & Mr. Hau Lim Chung

KGDL

Address:	Unit 1010-1012, 10/F., New Commerce Centre, 19 On Sum Street, Shatin, N.T., Hong Kong
Email:	cyyiu@kamui.hk & philipchung@kamui.hk
Attention:	Mr. Chun Yip Yiu & Mr. Hau Lim Chung

7.	SURVIVAL OF AGREEMENT

This Agreement shall, insofar as the terms hereof remain to be performed or are capable of subsisting, remain and continue in full force and effect after and notwithstanding Completion except in respect of those matters already performed.

8.	STAMP DUTY

8.1	The Company shall arrange for the stamping of this Agreement, the relevant instruments of transfer and contract notes relating to the transfer of the Kamui Shares contemplated hereunder as soon as practicable. Mr. Yiu and Mr. Chung shall provide all necessary assistance to the Company in connection to the said stamping, including procuring KGDL, Kamui Cold Chain, Kamui Logistics and Kamui Construction to provide all necessary documents and information for this purpose.

8.2	All stamp duty (if any) payable in connection with the transfer of the Kamui Shares shall be borne by the Company.

9.	COSTS AND EXPENSES

Each Party shall bear its own costs and expenses (including legal costs) incurred by it in connection with this Agreement and the transactions contemplated thereby.

10.	GOVERNING LAW AND JURISDICTION

10.1	This Agreement and all matters arising from or connected with it shall be governed by, and construed in accordance with, the laws of Hong Kong.

10.2	Any and all disputes, controversies or conflicts arising from or in relation to this Agreement, including disputes on its validity, conclusion, binding effect, breach, amendment, expiration and termination, shall, as far as possible, be settled amicably by the Parties. If any such dispute is not settled amicably within the thirty (30) days as from the date any Party informs the other Parties that any dispute has arisen, the Parties agree to irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

11.	THIRD PARTY RIGHTS

11.1	Except as otherwise provided in this Clause, any person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) to enforce any term of this Agreement, provided that:

(a)	the Company may enforce the terms of this Agreement on behalf of Kamui HK;

(b)	Mr. Yiu may enforce the terms of this Agreement on behalf of BVI-A; and

(c)	Mr. Chung may enforce the terms of this Agreement on behalf of BVI-B,

with each of Kamui HK, BVI-A, and BVI-B being a party which may directly or indirectly enjoy the benefits of the terms of this Agreement (including particularly, but not limited to, Clause 2 and Clause 3 of this Agreement).

12.	GENERAL

12.1	Entire Agreement

The terms and provisions contained in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof. This Agreement supersedes and terminates all previous undertakings, representations and agreements, both oral and written, between the Parties with respect to the subject matter hereof.

12.2	Variation

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each Party.

12.3	Partial Invalidity

The illegality, invalidity or unenforceability of any term or provision of this Agreement under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction nor the legality, validity or enforceability of any other term or provision.

12.4	Remedies and Waivers

(a)	Except where expressly provided to the contrary, the rights and remedies reserved to the Parties, or any of such rights and remedies under any term or provision of this Agreement or in any document to be executed pursuant hereto, shall be in addition and without prejudice to any other rights or remedies available to such Parties, whether under this Agreement or any such document by statute, common law or otherwise.

(b)	The failure by any Party at any time to exercise any right or to require performance by the other Parties or to claim a breach of any term of this Agreement shall not be deemed to be a waiver of such or any other rights or remedies available to it. The Completion shall not constitute a waiver by any Party of their respective rights in relation to any breach of any term or provision of this Agreement whether or not known to it at the Completion Date.

12.5	Time is of the Essence

Any time or period mentioned in any term or provision of this Agreement may be extended by mutual agreement between the Parties but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid, time shall be of the essence.

12.6	Further Assurance

The Parties shall do and execute, or procure to be done and executed, all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

12.7	Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which when so signed and delievered shall be deemed to be an original, and all of which shall together constitute one and the same instrument and shall be binding on the Parties as if they had executed this Agreement in a single document.

12.8	Rights and Obligations Several

Save as otherwise provided in this Agreement, the rights and obligations of each Party herein shall be several and the failure of a Party to perform its obligations under this Agreement shall not result in any other Party incurring any liability whatsoever or relieve any other Party from its obligations under this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first before written.

SIGNED by CHUN YIP YIU (姚俊業) in the presence of:	) ) ) ) )	/s/ Chun Yip Yiu Tam Fung Nin Arron /s/ Tam Fung Nin Arron

SIGNED by HAU LIM CHUNG (鍾孝廉) in the presence of:	) ) ) ) )	/s/ Hau Lim Chung Tam Fung Nin Arron /s/ Tam Fung Nin Arron

SIGNED by HAU LIM CHUNG for and on behalf of REITAR LOGTECH ENGINEERING LIMITED in the presence of:	) ) ) ) ) ) )	/s/ Hau Lim Chung Tam Fung Nin Arron /s/ Tam Fung Nin Arron

SIGNED BY KA MAN WONG for and on behalf of KAMUI GROUP DEVELOPMENT LIMITED 淦鎧集團發展有限公司 in the presence of:	) ) ) ) ) ) )	/s/ Ka Man Wong Tam Fung Nin Arron /s/ Tam Fung Nin Arron

[Signature page to the Framework Agreement (Transfer of the Kamui Shares)]